CONFORMED AS EXECUTED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 15, 2005

SCOTSMAN HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Commission File Number:  033-78954

Delaware	033-78954	52-1862719
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

8211 Town Center Drive
Baltimore, Maryland		21236
(Address of principal executive offices)		(Zip Code)

(410) 931-6000

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year - if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2005, Scotsman Holdings, Inc., Williams Scotsman Inc. (the “Company”), the Lenders party to the Credit Agreement, dated as of March 26, 2002 (as amended, restated, modified and/or supplemented through April 14, 2005) (the “Credit Agreement”) and Deutsche Bank Trust Company Americas, as Administrative Agent under the Credit Agreement, entered into a Fifth Amendment (the “Amendment”) to the Credit Agreement.

Under the terms of the Amendment, the amount of the Company’s indebtedness which may be evidenced by guarantees, performance bonds and surety bonds has been increased to $100 million from $50 million.  The Amendment also provides that the book value of assets securing obligations under such performance and surety bonds cannot exceed $75 million outstanding at any time.  In addition, the Amendment increases the letter of credit subfacility available to the Company from $20 million to $40 million.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   EXHIBITS

Exhibit	Description

99.1	Fifth Amendment to the Credit Agreement, dated as of April 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SCOTSMAN HOLDINGS, INC.

By:	/s/ Robert C. Singer
Robert C. Singer
Senior Vice President and Chief
Financial Officer

Dated: April 20, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Fifth Amendment to the Credit Agreement, dated as of April 15, 2005.